UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2015

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Bridge Loan Agreement

On December 7, 2015, SolarWindow Technologies, Inc. (the "Company") entered into a Bridge Loan Agreement (the "Loan Agreement") with Kalen Capital Corporation (the "Creditor") pursuant to which the Creditor agreed to lend the Company up to $550,000 at an annual interest rate of 10%, of which $400,000 had been previously advanced to the Company (the "Loan"). The Company may borrow the remaining $150,000 at any time by providing the Creditor with written notice as provided in the Loan Agreement.

The Loan was evidenced by a promissory note (the "Note") with a maturity date of the earlier of: (i) September 1, 2016, or (ii) the date on which the Company has completed one or more equity financings after the date of the Loan Agreement in which the Borrower has received an aggregate of no less than $3,000,000. The Note provides the Creditor the right, but not the obligation, so long as any part of the principal of the Note (or any accrued and unpaid interest thereon) remains outstanding to convert any part of the Note into shares of the Company's common stock at a price equal to a fifteen percent (15%) discount to the thirty (30) day volume weighted average price of the Company's common stock as quoted on the OTC Markets Group Inc. QB tier, or, if not quoted thereon, on such other inter-dealer quotation system as the Company's common stock may then be quoted on, as of the date of conversion.

As a condition to the Creditor's entry into the Loan Agreement, the Company issued the Creditor a Series M Stock Purchase Warrant (the "Series M Warrant") to purchase up to 275,000 shares of the Company's common stock at an exercise price of $2.34 through December 7, 2020; the Series M Warrant contains a provision allowing the holder to exercise the Series M Warrant on a cashless basis as further set forth therein.

Amendment to Bridge Loan Agreement

On December 7, 2015, the Company entered into an Amendment to Bridge Loan Agreement (the "Amendment") with 1420468 Alberta Ltd. ("Alberta Ltd.") pursuant to which Alberta Ltd. agreed to extend the maturity date of the loan in the amount of $600,000 (the "Alberta Loan") it made to the Company on March 4, 2015, from September 4, 2015 to December 31, 2016.

In order to induce Alberta Ltd. to enter into the Amendment and extend the maturity date of the Alberta Loan, the Company issued a Series M Warrant to purchase up to 100,000 shares of the Company's common stock at an exercise price of $2.34 through December 7, 2020; the Series M Warrant contains a provision allowing the holder to exercise the Series M Warrant on a cashless basis as further set forth therein. The Company also agreed to extend the termination date of all of Alberta Ltd.'s then outstanding warrants to December 7, 2020.

The foregoing descriptions of the Series M Warrant, the Loan Agreement and the Amendment contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the respective document filed as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

2

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The issuance of the securities was completed in accordance with the exemption provided by, without limitation, Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation S of the ("Regulation S"), as promulgated thereunder, as the sale of the securities were completed in an "offshore transaction, as defined in Rule 902(h) of Regulation S, the Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Series M Stock Purchase Warrant

10.1	Bridge Loan Agreement between SolarWindow Technologies, Inc. and Kalen Capital Corporation dated December 7, 2015 and Promissory Note in the amount of $400,000

10.2	Amendment to Bridge Loan Agreement between SolarWindow Technologies, Inc. and 1420468 Alberta Ltd. dated December 7, 2015

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 11, 2015.

SOLARWINDOW TECHNOLOGIES, INC.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

4